UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF FLORIDA

SHARON NIXON-CRENSHAW, Derivatively on behalf of DYCOM INDUSTRIES, INC.,

Plaintiff,

v.

STEPHEN C. COLEY, DWIGHT B. DUKE, EITAN GERTEL, ANDERS GUSTAFSSON, PATRICIA L. HIGGINS, STEVEN E. NIELSON, PETER T. PRUITT, JR., RICHARD K. SYKES, LAURIE J. THOMSEN, and CHARLES B. COE,

Defendants,

and

DYCOM INDUSTRIES, INC.,

Nominal Defendant.

Case No. 18-cv-25289-SINGHAL STIPULATION OF SETTLEMENT

TERRY WHITE AND CHRIS PERKINS, Derivatively on behalf of DYCOM INDUSTRIES, INC.,

Plaintiff,

v.

STEVEN E. NIELSEN, H. ANDREW DEFERRARI, DWIGHT B. DUKE, EITAN GERTEL, ANDERS GUSTAFSSON, PATRICIA L. HIGGINS, RICHARD K. SYKES, LAURIE J. THOMSEN, CHARLES B. COE, and STEPHEN C. COLEY,

Defendants,

and

DYCOM INDUSTRIES, INC.,

Nominal Defendant.

Case No. 20-cv-21952-SINGHAL

This Stipulation of Settlement, dated May 21, 2021 (“Stipulation” or “Settlement”), is made and entered into by and among the following parties, and by and through their respective counsel: (i) Sharon Nixon-Crenshaw (“Nixon-Crenshaw”), plaintiff in the shareholder derivative action captioned Nixon-Crenshaw v. Coley, et al., Case No. 18-cv-25289-SINGHAL (S.D. Fla.); (ii) Terry White (“White”) and Chris Perkins (“Perkins”), plaintiffs in the shareholder derivative action captioned White, et al. v. Nielsen, et al., Case No. 20-cv-21952-SINGHAL (S.D. Fla.) (on behalf of themselves and derivatively on behalf of Dycom Industries, Inc.) (“Dycom” or the “Company”) (together, the “Actions” or “Derivative Actions”); (iii) Mark Baker (“Baker”), who made a pre-suit litigation demand under Florida law on the Board of Directors (the “Board”) of Dycom (the “Litigation Demand”); (iv) City of Southfield General Employees Retirement System (“Southfield”) and Colleen Witmer (“Witmer”), who both submitted demands for inspection of corporate books and records to Dycom pursuant to Fla. Stat. Section 607.1602 (the “Books and Records Demands”) (Nixon-Crenshaw, White, Perkins, Baker, Southfield, and Witmer are collectively referred to as the “Stockholders”); (v) individual defendants Stephen C. Coley, Dwight B. Duke, Eitan Gertel, Anders Gustafsson, Patricia L. Higgins, Steven E. Nielson, Peter T. Pruitt, Jr., Richard K. Sykes, Laurie J. Thomsen, Charles B. Coe, and H. Andrew DeFerrari (the “Settling Defendants”); and (v) Nominal Defendant Dycom Industries, Inc. (the Stockholders, Settling Defendants, and Dycom are collectively referred to as the “Settling Parties”). The Stipulation is intended by the Settling Parties to fully, finally, and forever resolve, discharge, and settle the Released Claims (as defined below in ¶ 1.17) upon Court approval and subject to the terms and conditions hereof.

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I.	PROCEDURAL BACKGROUND
A.	The Derivative Actions

On December 17, 2018, Nixon-Crenshaw filed a shareholder derivative complaint on behalf of Dycom in the U.S. District Court for the Southern District of Florida (the “Court”), asserting claims for breach of fiduciary duties and waste of corporate assets under Florida law, and for violations of Sections 10(b) and 14(a) of the Securities Exchange Act of 1934 (the “Exchange Act”). On May 8, 2020, White and Perkins filed a substantially similar shareholder derivative complaint on behalf of Dycom in the Court, asserting claims for breach of fiduciary duties and unjust enrichment under Florida law, and for violations of Sections 10(b) and 14(a) of the Exchange Act. On June 12, 2020, the Court consolidated the Actions and designated the Nixon-Crenshaw action as the operative case. On November 16, 2020, a consolidated complaint was filed in the Actions. A schedule was set for the filing of the defendants’ and Dycom’s responsive pleadings that was extended while the Settling Parties engaged in mediation of the alleged derivative claims.

The operative consolidated complaint alleges that the Settling Defendants are liable to Dycom for issuing a series of false and misleading statements beginning in November 2017 that failed to disclose that: (a) Dycom’s large projects were highly dependent on permitting and tactical considerations; (b) Dycom was facing great uncertainties related to permitting issues; (c) said uncertainties would expose Dycom to near-term margin pressure and absorption issues; and (d) as a result of the foregoing, the Settling Defendants’ statements about Dycom’s business, operations, and prospects were false and misleading and/or lacked a reasonable basis.

B.	The Litigation Demand

By letter dated May 4, 2020, Baker issued the pre-suit Litigation Demand pursuant to Florida law demanding that the Board investigate wrongdoing substantially similar to the allegations raised in the Actions.

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Via the Litigation Demand, Baker demanded the Board undertake an independent investigation in good faith regarding alleged false and misleading statements issued by Dycom between November 20, 2017 and August 10, 2018, which allegedly failed to disclose Dycom was experiencing substantial delays in fulfilling numerous customer contracts as a result of the Company’s alleged failure to: (i) obtain crucial utility and work permits needed to commence projects; (ii) provide permitting authorities with the necessary documentation and information needed to support applications that were filed; and (iii) hire a sufficient and competent workforce to complete customer projects according to the projected timeline. The Litigation Demand also demanded the implementation and maintenance of numerous corporate governance reforms at Dycom.

C.	The Books and Records Demands

By letters dated May 1, 2020 and May 21, 2020, counsel for Southfield and Witmer, respectively, issued the Books and Records Demands to Dycom for the inspection of certain non-public, Board-level and senior officer-level corporate books and records pursuant to Fla. Stat. § 607.1602. The Books and Records demands were based on substantially similar factual allegations as the Actions and sought to investigate, among other things, alleged mismanagement, wrongdoing, and breaches of fiduciary duties of loyalty, good faith and due care on the part of Dycom’s officers and directors with respect to those factual allegations.

D.	Settlement Negotiations

In May 2020, the Settling Parties agreed to engage in settlement discussions in order to explore a potential resolution of the Actions, the Litigation Demand, and the Books and Records Demands (the “Derivative Matters”). Accordingly, on June 1, 2020, Stockholders sent the Defendants a joint written settlement demand. Over the next several months, the Settling Parties engaged in good faith and extensive negotiations over Stockholders’ settlement demand, including exchanging various drafts of proposed corporate governance reform enhancements.

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In June 2020, the Settling Parties negotiated, and on July 2, 2020 executed, a Confidentiality and Non-Disclosure Agreement to govern materials to be provided by Dycom to Stockholders in furtherance of the settlement discussions. Pursuant to that agreement, Dycom produced to Stockholders certain documents relevant to the allegations made in the Derivative Matters and applicable defenses, which Stockholders reviewed and analyzed.

In September 2020, after some progress in the settlement discussions had been made, the Settling Parties agreed to participate in a private mediation overseen by Michelle Yoshida, Esq. (“Ms. Yoshida” or the “Mediator”) of Phillips ADR Enterprises. In anticipation of the mediation, the Settling Parties prepared and exchanged detailed mediation statements.

On October 28, 2020, Dycom announced the appointment of Jennifer M. Fritzsche to the Dycom Board. The Board was aware of the pending Derivative Matters, and settlement negotiations, at the time Ms. Fritzsche was appointed to the Board.

The parties participated in a mediation session before Ms. Yoshida on November 6, 2020. The November 2020 mediation was unsuccessful, but the Settling Parties made further progress and then continued negotiations thereafter with the assistance of Ms. Yoshida.

After making further progress in the settlement discussions over the ensuing few months, the Setting Parties engaged in a second mediation session with Ms. Yoshida on March 22, 2021. While the Settling Parties again were unable to reach an agreement to settle the Derivative Matters at that session, the Settling Parties continued negotiations thereafter with the assistance of Ms. Yoshida.

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Ultimately, following the lengthy, arm’s-length, and mediated negotiations, on April 16, 2021, the Settling Parties reached an agreement-in-principle to settle the Derivative Matters, accepting a proposal issued by the Mediator. The settlement terms involve the Company agreeing to adopt certain Corporate Governance Policies set for in ¶ 3 herein, subject to Court approval.

II.	CLAIMS OF THE STOCKHOLDERS AND BENEFITS OF SETTLEMENT

The Stockholders and Stockholders’ Counsel believe that the claims asserted in the Derivative Matters have merit. However, Stockholders and Stockholders’ Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Derivative Matters, including the Actions, other shareholder derivative action(s), or other action(s) based on the Litigation Demand or the Books and Records Demands, against the Settling Defendants through trial(s) and potential appeal(s). Stockholders and Stockholders’ Counsel also have considered the uncertain outcome and the risk of any litigation, especially in complex actions such as the Actions, other shareholder derivative action(s), or other action(s) based on the Litigation Demand or the Books and Records Demands, as well as the difficulties and delays inherent in such litigation. Stockholders and Stockholders’ Counsel also are mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in the Actions, other shareholder derivative action(s), or other action(s) based on the Litigation Demand or the Books and Records Demands. Based on their evaluation, Stockholders and Stockholders’ Counsel have determined that the Settlement set forth in this Stipulation is in the best interests of Dycom and its stockholders.

III.	THE SETTLING DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Settling Defendants have denied and continue to deny each of the claims and contentions alleged by the Stockholders in the Derivative Matters.

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The Settling Defendants expressly have denied and continue to deny all allegations of wrongdoing or liability against them or any of them arising out of, based upon, or related to, any of the conduct, statements, acts or omissions alleged, or that could have been alleged in the Derivative Matters. Without limiting the foregoing, the Settling Defendants have denied and continue to deny, among other things, that they breached their fiduciary duties or any other duty owed to Dycom or its stockholders, or that the Stockholders, Dycom, or its stockholders suffered any damage or were harmed as a result of any conduct alleged in the Derivative Matters or otherwise. The Settling Defendants have further asserted and continue to assert that at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of Dycom and its stockholders.

Nonetheless, the Settling Defendants also have taken into account the expense, uncertainty, and risks inherent in any litigation, especially in complex cases like the Actions, other shareholder derivative action(s), or other action(s) based on the Litigation Demand or the Books and Records Demands, and that the proposed Settlement would, among other things: (a) bring to an end the expenses, burdens, and uncertainties associated with the continued litigation of the claims asserted in the Derivative Matters; (b) finally put to rest those claims and the underlying Derivative Matters; and (c) confer benefits upon them, including further avoidance of disruption of their duties due to the pendency and defense of the Derivative Matters. Therefore, the Settling Defendants have determined that it is desirable and beneficial that the Derivative Matters, and all of the Settling Parties’ disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Pursuant to the terms set forth below, this Stipulation (including all of the Exhibits hereto) shall in no event be construed as or deemed to be evidence of an admission or concession by the Settling Defendants with respect to any claim of fault, liability, wrongdoing, or damage whatsoever.

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IV.	BOARD APPROVAL OF THE SETTLEMENT

The Dycom Board, advised by independent counsel, reviewed the proposed Settlement, and, in an exercise of its independent business judgment, will issue a resolution that the Settlement and its terms provide a substantial benefit to, and are in the best interests of, the Company and its stockholders.   A copy of the Board’s resolution will be provided to Stockholders’ counsel.

V.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the Stockholders (for themselves and derivatively on behalf of Dycom), by and through their respective attorneys of record, and the Settling Defendants and Dycom, by and through their respective attorneys of record, that in exchange for the consideration set forth below, the Derivative Matters and Released Claims shall be fully, finally and forever compromised, settled, discharged, relinquished and released, and the Actions shall be dismissed with prejudice as to the Settling Defendants, upon and subject to the terms and conditions of this Stipulation, as follows:

1.                  Definitions

As used in this Stipulation, the following terms have the meanings specified below:

1.1       “Actions” means the consolidated proceedings entitled Nixon-Crenshaw v. Coley, et al., Case No. 18-cv-25289-SINGHAL and White, et al. v. Nielsen, et al., Case No. 20-cv-21952-SINGHAL, pending in the United States District Court for the Southern District of Florida.

1.2       “Approval Date” means the date on which the Court enters the Judgment.

1.3       “Books and Records Demands” means the demands for inspection of corporate books and records to Dycom pursuant to Fla. Stat. Section 607.1602 submitted to Dycom by City of Southfield General Employees Retirement System and Colleen Witmer.

1.4       “Court” means the U.S. District Court for the Southern District of Florida.

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1.5       “Defendants’ Counsel” means any counsel that has appeared of record or rendered legal services to any of the Settling Defendants in connection with any of the Actions.

1.6       “Derivative Matters” means the Actions, the Litigation Demand, and the Books and Records Demands.

1.7.       “District Court Approval Order” means the Order Approving Derivative Settlement and Order of Dismissal with Prejudice, substantially in the form attached as Exhibit B hereto.

1.8       “Dycom” or the “Company” means Dycom Industries, Inc., including, but not limited to, its predecessors, successors, partners, joint ventures, subsidiaries, affiliates, divisions, and assigns.

1.9       “Dycom’s Counsel” means any counsel that has appeared of record or rendered legal services to Dycom in connection with any of the Derivative Matters.

1.10       “Effective Date” means the first date by which all of the events and conditions specified in ¶ 7.1 of this Stipulation have been met and have occurred.

1.11       “Final,” with respect to the Judgment, means the time when the Judgment has not been reversed, vacated, or modified in any way and is no longer subject to appellate review, either because of disposition on appeal and the conclusion of the appellate process or because of passage, without action, of time for seeking appellate review. More specifically, it is that situation when: (1) either no appeal has been filed and the time has passed for any notice of appeal to be timely filed in the Actions; or (2) an appeal has been filed and the court(s) of appeal has/have either affirmed the Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed and the appellate court mandate(s) has/have issued; or (3) a higher court has granted further appellate review and that court has either affirmed the underlying Judgment or affirmed the court of appeal’s decision affirming the Judgment or dismissing the appeal. However, any appeal or proceeding seeking subsequent review pertaining solely to an order issued with respect to attorneys’ fees, costs, or expenses shall not in any way delay or preclude the Judgment from becoming Final.

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1.12       “Judgment” means a judgment, substantially in the form and substance attached as Exhibit C hereto, rendered by the Court in the Actions upon its final approval of the Settlement.

1.13       “Litigation Demand” means the pre-suit litigation demand under Florida law made by Mark Baker on the Board of Directors of Dycom.

1.14       “Person” or “Persons” means an individual, corporation, limited liability company, professional corporation, limited liability partnership, partnership, limited partnership, association, joint venture, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any other business or legal entity, and each of their spouses, heirs, predecessors, successors, representatives, or assignees.

1.15       “Plaintiffs” means, collectively, Sharon Nixon-Crenshaw, Terry White, and Chris Perkins.

1.16       “Related Parties” means: (i) as to Dycom, each and every one of Dycom’s past or present directors, officers, managers, employees, partners, agents, representatives, attorneys (including Dycom’s counsel), accountants, advisors, administrators, auditors, banks, insurers, co-insurers, re-insurers, fiduciaries, consultants, experts, successors, subsidiaries, predecessors, affiliates, divisions, joint ventures, assigns, assignees, general or limited partners or partnerships, limited liability companies, any entity in which Dycom has a controlling interest, and all officers, directors and employees of Dycom’s current and former subsidiaries; and (ii) as to the Settling Defendants, for each of them (1) each spouse, immediate family member, heir, executor, estate, beneficiary, administrator, agent, attorney (including Defendants’ counsel), accountant, auditor, bank, insurer, co-insurer, re-insurer, advisor, consultant, expert, or affiliate of any of them, (2) any trust in respect of which any Individual Defendant, or any spouse or family member thereof serves as a settlor, beneficiary or trustee, and (3) any entity in which an Individual Defendant, or any spouse or immediate family member thereof, holds a controlling interest or for which an Individual Defendant has served as an employee, director, officer, managing director, advisor, general partner, limited partner, or member and any collective investment vehicle which is advised or managed by any of them.

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1.17       “Released Claims” means all claims, demands, rights, liabilities and claims of every nature and description whatsoever, known or Unknown (as set forth in ¶ 1.25), whether arising under federal, state, common or foreign law brought by Stockholders, Dycom, or any other Dycom stockholder: (i) that were asserted in any of the complaints in the Actions, the Litigation Demand, or the Books and Records Demands, or (ii) that could have been asserted in any of the complaints in the Actions, the Litigation Demand, or the Books and Records Demands by Stockholders, Dycom, or any other Dycom stockholder against any of the Settling Defendants in any forum, and that arise out of or are based upon the allegations, transactions, facts, matters or occurrences, representations or omissions, or circumstances set forth, or referred to in any of the complaints in the Actions, the Litigation Demand, or the Books and Records Demands.

1.18       “Released Persons” means the Settling Defendants, Dycom, and their respective Related Parties.

1.19       “Settlement” means the terms and conditions contained in this Stipulation.

1.20       “Settling Defendants” means Defendants Stephen C. Coley, Dwight B. Duke, Eitan Gertel, Anders Gustafsson, Patricia L. Higgins, Steven E. Nielson, Peter T. Pruitt, Jr., Richard K. Sykes, Laurie J. Thomsen, Charles B. Coe, and H. Andrew DeFerrari.

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1.21       “Settling Parties” means, collectively, each of the Stockholders, the Settling Defendants, and Dycom.

1.22       “Stipulation” means this Stipulation of Settlement dated May 21, 2021 and its Exhibits.

1.23       “Stockholders” means, collectively, Plaintiffs, Mark Baker, City of Southfield General Employees Retirement System, and Colleen Witmer, and “Stockholder” means any of the Stockholders.

1.24       “Stockholders’ Counsel” means Gainey McKenna & Egleston; Glancy Prongay & Murray LLP; Robbins Geller Rudman & Dowd LLP; Shuman, Glenn & Stecker; Robbins LLP; Rigrodsky Law, P.A.; and RM Law, P.C.

1.25       “Unknown Claims” means any and all Released Claims that any Stockholder, Dycom, or any Dycom stockholder does not know or suspect to exist in his, her, or its favor at the time of the release of the Released Persons, including claims which, if known by him, her, or it, might have affected his, her, or its settlement with, and release of the Released Persons, or might have affected his, her, or its decision not to object to this Settlement. With respect to all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, Stockholders, Dycom, and its stockholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived the provisions, rights and benefits of California Civil Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Further, with respect to any and all claims released pursuant to ¶ 5 below, the Settling Parties stipulate and agree that, upon the Effective Date, each of the Released Parties shall expressly waive,

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and by operation of the Judgment shall have expressly waived, any and all provisions, rights, and benefits conferred by any law of any jurisdiction or any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to California Civil Code § 1542. Stockholders, Dycom, and each Dycom stockholder may hereafter discover facts in addition to or different from those which he, she, or it now knows or believes to be true with respect to the subject matter of the Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different facts or additional facts. The Settling Parties acknowledge, and the Dycom stockholders shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Settlement of which this release is a part.

2.                  Consideration

2.1       Within thirty (30) days of issuance of an order finally approving the Settlement by the Court, Dycom’s Board shall adopt resolutions and amend committee Charters and/or By-Laws to ensure adherence to the following Corporate Governance Policies, which shall remain in effect for no less than five (5) years from the date of adoption. In the event any Corporate Governance Policy listed below conflicts with any law, rule, or regulation (including, but not limited to, regulations of any stock exchange on which the Company’s securities are listed), the Company shall not be required to implement or maintain such modification. If any of the modifications or practices requires stockholder approval, then the implementation of such modifications or practices will remain subject to receipt of such approval. Any changes made pursuant to this provision shall be published on Dycom’s website within ten (10) business days.

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2.2       Dycom acknowledges and agrees that the Corporate Governance Policies set forth in ¶ 3 confer a substantial benefit upon Dycom and its stockholders. Dycom also acknowledges that the commencement, prosecution, and settlement of the Derivative Matters were material and substantial factors for the Board’s decision to adopt, implement, and maintain the Corporate Governance Policies set forth in ¶ 3 below.

3.                  The Corporate Governance Policies

3.1       Review of Corporate Governance Policies. Dycom, in coordination with outside securities and corporate governance counsel, will complete a review of corporate governance best practices twice over the next four (4) years. This review will consider the public policies of Dycom’s large institutional investor stockholders, policies of proxy advisory firms, practices of peer companies and leading corporate governance practices. The results of the review will be presented to Dycom’s Corporate Governance Committee of the Board (the “Governance Committee”). Following its review and analysis, the Governance Committee will present recommendations for changes or modifications, if any, to Dycom’s Board for consideration.

3.2       Improvement to All Corporate Governance Documents. All Corporate Governance Documents shall include a date of last revision and be made available in PDF format on the “Investor Center” on Dycom’s website. All Corporate Governance Documents shall be revised to incorporate and align with the governance changes discussed herein.

3.3       Lead Independent Director. If the Chairman is not an “independent” director, then the independent members of the Board shall select one independent director to serve as the Lead Independent Director, who shall act as liaison with the Chairman and shall be given specific duties, including consulting with the Chairman on setting the agendas for meetings and meeting schedules, calling meetings of the independent directors, and working with the Chairman and the Chairs of the Compensation and Governance Committees on Board evaluations.

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3.4       Appointment or Nomination of New Independent Director.

(a)               Prior to thirty (30) days from the date on which the Court finally approves the Settlement of the Derivative Matters, the Governance Committee, together with an expert designated by the Stockholders (the “Governance Expert”), shall, acting reasonably, establish a list of mutually agreeable criteria to be utilized in the selection of potential appointees or nominees for election to the Board, taking into account, among other things, the Board’s current array of skills, expertise, experience, diversity, and areas for additional coverage and development (the “Criteria”). Diversity criteria shall promote women and members of underrepresented communities to the Board, as are considered appropriate for good governance. A director from an underrepresented community means an individual who is a Black, African American, Hispanic, Latino, Asian, Pacific Islander, Native American, Native Hawaiian, or Alaska Native, or who self-identifies as gay, lesbian, bisexual, or transgender.

(b)               The Governance Committee and the Company shall retain an independent search firm to identify potential director candidates. The independent search firm, utilizing the Criteria, shall identify individuals to be considered as potential appointees or nominees for election to the Board. The Governance Committee and the Company shall instruct the independent search firm in writing to identify only candidates for consideration as potential appointees or nominees for election to the Board who substantially satisfy the Criteria to be considered for appointment to the Board.

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(c)               The Governance Committee shall provide a list of the individuals identified by the search firm to the Governance Expert. Within ten (10) days of the Governance Expert’s receipt of the list, the General Counsel of the Company, on behalf of the Chair of the Governance Committee (along with any advisors the Committee may deem necessary), shall schedule a telephonic meeting with the Governance Expert to discuss the list to determine whether any individuals can be eliminated as not substantially satisfying the Criteria. Following such meeting, the Chair of the Governance Committee and the Governance Expert shall review the revised list of candidates and, acting reasonably, agree on the final list of candidates who substantially satisfy the Criteria and discuss the individuals who should be considered for appointment to the Board. Utilizing the Criteria, the Governance Committee, in consultation with the independent search firm and other advisors as the Governance Committee and the Board may deem necessary, shall consider all agreed individuals identified by the independent search firm (“Potential Candidates”).

(d)               Within thirty (30) days following the Governance Committee meeting to consider the Potential Candidates, but no later than one hundred and twenty (120) days after the Court finally approves the Settlement of the Derivative Matters, the Governance Committee shall select and recommend one of the Potential Candidates for appointment or nomination for election to the Board, and the Board, after its required review and consideration, shall accept such recommendation and make such appointment or nomination.

(e)               In the event that the Board is unable to appoint a new director from the Potential Candidates, the Company, the Governance Committee, the Board, and the Governance Expert shall repeat the identification and selection process detailed in ¶¶ 3.4(a)-(d).

(f)                After timely notifying the Governance Expert via overnight mail, the Board may select a different independent search firm at any time, although the Board and any such new independent search firm shall be subject to the Criteria, as well as the identification and selection process, detailed in ¶¶ 3.4(a)-(d).

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3.5 Director Term Limits. The Governance Committee will, as part of its annual assessment of the composition of the Board, review an incumbent director’s continuation on the Board. The maximum tenure of a non-employee director shall be the greater of twelve (12) years or four (4) full terms as a member of the Board. For a member appointed to the Board prior to an annual meeting, such period shall not be included as part of the twelve (12) years and shall be considered a “full term.” The Governance Committee may, by unanimous vote, extend a non-employee director’s term until the third annual meeting following the annual meeting in which the director’s tenure would otherwise have expired.

3.6       Audit Committee. The Board shall amend the Charter of the Audit Committee to require the specific revisions reflected in the attached Exhibit 1.

3.7.       Committee Membership Rotation. Dycom shall amend its Corporate Governance Guidelines and Corporate Governance Committee Charter to require an annual review of committee assignments and a commitment to rotating committee membership subject to the needs and expertise of the Board.

3.7       Membership on Other Boards. The Board shall amend its Corporate Governance Guidelines to reflect that: (i) no member of the Board may simultaneously serve on more than three (3) public company boards unless the Governance Committee and the Board determine that doing so would not impair the director’s service on the Board; and (ii) in any such evaluation, the Governance Committee and the Board will consider whether the member serves on the Audit Committee and the additional responsibilities associated therewith.

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3.8       Director Education. Dycom shall amend the “Director Orientation and Continuing Education” section of its Corporate Governance Guidelines to reflect the following:

The Board is committed to ensuring that directors are provided with robust opportunities to receive interactive educational opportunities on topics that include industry and business issues, enterprise risk management, disclosure trends and practices, and corporate governance. The Corporate Governance Committee shall oversee this continuing education program and ensure that members of senior management of the Company, as well as appropriate outside advisors and experts, regularly present and engage with all directors.

3.9       Management Disclosure Committee. Dycom shall maintain as a formal governance policy and make available in PDF format on the “Investor Center” on Dycom’s website the management level disclosure committee’s function as detailed below:

Dycom Industries, Inc. (“Dycom”) maintains a disclosure committee (the “Disclosure Committee”) consisting of members of its senior management and staff. The purpose of the Disclosure Committee is to discuss the review of Dycom’s potential disclosures and events that could trigger potential disclosures. The Disclosure Committee also reviews and assesses Dycom’s disclosure controls, and assists and advises the Chief Executive Officer and Chief Financial Officer in making the required certifications in SEC reports. The Disclosure Committee was established to bring together on a regular basis employees involved in the review and consideration of Dycom’s current, periodic, and annual disclosures, including Dycom’s senior financial reporting team. These individuals shall meet as needed to review and discuss disclosures and other matters related to the Disclosure Committee’s function described above, and to review Dycom’s draft periodic SEC reports before they are filed. The Audit Committee may, as necessary, consult with members of the Disclosure Committee and the Disclosure Committee shall identify matters that should be raised with the Audit Committee and document these matters contemporaneously. The Disclosure Committee reports to Dycom’s Chief Executive Officer and Chief Financial Officer and, as appropriate, to Dycom’s Audit Committee.

3.10       Clawback Policy. In the event that there is a material restatement of the Company’s financial results (other than as a consequence of a change in accounting rules or interpretations), the Company shall seek to recover from the Company’s Chief Executive Officer and Chief Financial Officer the portion of any performance-based compensation paid during the three (3) years preceding such restatement that the Compensation Committee determines would not have been paid based on the restated financial results. Should the Compensation Committee determine not to claw back such performance-based compensation under the circumstances set forth herein, then the Company shall timely disclose the reasons for the Compensation Committee’s action in a Current Report on Form 8-K (or any successor report) furnished to the Securities and Exchange Commission.

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3.11       Code of Conduct – SFO. Dycom shall amend the “Purpose” section of its Code of Conduct – SFO to read as follows:

1.	The Company requires the highest possible honest and ethical conduct in all aspects of business from all of its employees, including its Senior Financial Officers.
2.	It provides principles to which the Company’s Senior Financial Officers are required to adhere and advocate.
3.	Violations may subject the Senior Financial Officers to employee discipline, up to and including termination of employment, or other available actions.

3.12       CEO Evaluation. Dycom shall amend its Corporate Governance Guidelines in the following manner:

CEO Evaluation and Management Succession

The Corporate Governance Committee will evaluate the performance of the Chief Executive Officer on an annual basis and submit its evaluation to the Compensation Committee. This evaluation will include an assessment of the Chief Executive Officer’s contribution to the development of the Company’s culture of ethics and compliance. The Compensation Committee will set the Chief Executive Officer’s compensation level based on the evaluations submitted by the Corporate Governance Committee and other factors it deems relevant. The Compensation Committee will report to the Board of Directors on an annual basis its determinations regarding the compensation of the Chief Executive Officer.

The Corporate Governance Committee will report to the Board at least annually on succession planning for the Chief Executive Officer and other senior management. The Board will work with the Corporate Governance Committee to evaluate and, as necessary, nominate successors to the Chief Executive Officer and other senior management. The Chief Executive Officer should at all times make available to the Board his or her recommendations and evaluations of potential successors to his or her own and other senior management positions, including in the event of an unexpected emergency, along with a review of any development plans recommended for such individuals.

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4.       Settlement Procedures

4.1       Plaintiffs shall submit the Stipulation together with its Exhibits to the Court and shall move for entry of an order substantially in the form of Exhibit A hereto (the “Preliminary Approval Order”), requesting, among other things, the preliminary approval of the Settlement set forth in the Stipulation, and approval for the filing and publication of the Settlement Notice, substantially in the forms attached hereto as Exhibits A-1 (“Long-Form Notice”) and A-2 (“Short-Form Notice”; the Long-Form Notice and Short-Form Notice collectively, the “Settlement Notice”), which shall include the general terms of the Settlement set forth in the Stipulation and the date of the Settlement Hearing as described below.

4.2       Within ten (10) business days following the Court’s entry of the Preliminary Approval Order, Dycom shall cause the Stipulation and Long-Form Notice to be filed with the SEC via a Current Report on Form 8-K or other appropriate filing and publish the Short-Form Notice one time in the Investor’s Business Daily. The SEC filing will be accessible via a link on the “Investor Relations” page of http://ir.dycomind.com/investor-relations, the address of which shall be contained in the Settlement Notice. The Company shall pay for reasonable costs, if any, of providing reasonable notice of the Settlement, in the form approved by the Court.

4.3       Plaintiffs will also request that, the Court hold a hearing in the Actions (the “Settlement Hearing”) to consider and determine whether the District Court Approval Order and the Judgment, substantially in the forms of Exhibits B and C hereto, should be entered: (a) approving the terms of the Settlement as fair, reasonable and adequate; and (b) dismissing with prejudice the Actions against the Settling Defendants.

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4.4       On April 21, 2021, the Court administratively closed the Actions without prejudice to the parties seeking approval of a settlement of the Actions. Pending the Effective Date, none of the Settling Parties shall: (i) prosecute or pursue the Actions, the Litigation Demand, or the Books and Records Demands, or (ii) file, prosecute, or pursue any other actions, proceedings, or demands relating to the Actions, the Litigation Demand, the Books and Records Demands, or the Settlement.

5.       Releases

5.1       Upon the Effective Date, as defined in ¶ 7.1, the Stockholders (acting on their own behalf and derivatively on behalf of Dycom and its stockholders), all other stockholders of Dycom, and Dycom, for good and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, shall be deemed to have, and by operation of law and of the Judgment shall have, fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, and discharged and dismissed with prejudice each and every one of the Released Claims against the Released Persons.

5.2       Upon the Effective Date, as defined in ¶7.1, the Stockholders (acting on their own behalf and derivatively on behalf of Dycom and its stockholders), all other stockholders of Dycom, and Dycom, for good and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, shall be forever barred and enjoined from commencing, instituting or prosecuting any of the Released Claims against any of the Released Persons. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

5.3       Upon the Effective Date, as defined in ¶ 7.1, each of the Released Persons, for good and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, shall be deemed to have, and by operation of law and of the Judgment shall have, fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, and discharged each and all of the Stockholders and Stockholders’ Counsel and all current Dycom stockholders (solely in their capacity as Dycom stockholders) from all claims (including Unknown Claims) arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Derivative Matters or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

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6.	Stockholders’ Counsel’s Separately Negotiated Attorneys’ Fees and Expenses

6.1       After negotiating the principal terms of the Settlement, Stockholders’ Counsel and Dycom, acting by and through Dycom’s Counsel, with the assistance of Ms. Yoshida, separately negotiated the attorneys’ fees and expenses the Defendants and/or their insurers would pay to Stockholders’ Counsel based on the substantial benefits conferred upon Dycom and its stockholders by the Settlement. In light of the substantial benefits conferred by Stockholders’ Counsel’s efforts upon Dycom and its stockholders, Dycom, acting by and through its Board, has agreed that Defendants and/or their insurers will pay $2,500,000 in attorneys’ fees and expenses, subject to Court approval (the “Fee and Expense Amount”).

6.2       Subject to the final approval of the Court, the separately negotiated Fee and Expense Amount shall be paid to Gainey McKenna & Egleston, as receiving agent for Stockholders’ Counsel, within five (5) business days thereafter, notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof, subject to Stockholders’ Counsel’s several obligation to make appropriate refunds or repayments if, and when, as a result of any appeal and/or further proceedings on remand, or successful collateral attack, approval of the Settlement is denied or overturned. Neither Dycom nor any other Released Persons shall have any obligations with respect to Stockholders’ Counsel’s fees and/or expenses beyond the Fee and Expense Amount.

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7.	Conditions of Settlement; Effect of Disapproval, Cancellation, or Termination

7.1       The Effective Date shall be conditioned on the occurrence of all of the following events:

(a)               the Dycom Board has approved the Settlement and each of its terms, including the separately negotiated Fee and Expense Amount;

(b)               the Court has entered the District Court Approval Order, substantially in the form of Exhibit B attached hereto; and the Court has entered the Judgment, substantially in the form of Exhibit C attached hereto; and

(c)               the Judgment has become Final.

7.2       If any of the conditions specified in ¶ 7.1 are not met, then the Stipulation shall be canceled and terminated subject to the provisions of ¶ 7.4, unless counsel for the Settling Parties mutually agree in writing to proceed with an alternative or modified Stipulation and submit it for Court approval.

7.3       The Settling Parties shall each have the right to terminate the Settlement and this Stipulation, by providing written notice of their election to do so (“Termination Notice”) to the other parties to this Stipulation within thirty (30) days of: (a) the Court’s final refusal to enter the District Court Approval Order in any material respect; (b) the Court’s final refusal to enter the Judgment in any material respect as to the Settlement; or (c) the date upon which the Judgment is modified or reversed in any material respect by the U.S. Court of Appeals for the Eleventh Circuit or the U.S. Supreme Court. The provisions of ¶ 7.4 below shall apply to any termination under this paragraph. However, any decision or proceeding, whether in this Court or any appellate court, with respect to an application for attorneys’ fees or payment of litigation expenses shall not affect the finality of any Judgment and shall not be grounds for termination of the Settlement.

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7.4       If for any reason this Stipulation is terminated, or cancelled, or otherwise fails to become effective for any reason:

(a)               The Settling Parties, Released Persons and Related Parties shall be restored to their respective positions that existed immediately prior to the date of execution of this Stipulation;

(b)               All negotiations, proceedings, documents prepared and statements made in connection with this Stipulation shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition and shall not be used in any manner for any purpose (other than to enforce the terms remaining in effect) in any subsequent proceeding in the Derivative Matters or in any other action or proceeding; and

(c)               The terms and provisions of the Stipulation, with the exception of the provisions of ¶ 6.2, shall have no further force and effect with respect to the Settling Parties and shall not be used in the Derivative Matters or in any other proceeding for any purpose, and any judgment or orders entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc.

7.5       No order of the Court or modification or reversal on appeal of any order of the Court concerning the amount of attorneys’ fees, costs, and expenses awarded by the Court to Stockholders’ Counsel shall constitute grounds for cancellation or termination of the Stipulation, affect the enforceability of the Stipulation, or delay or preclude the Judgment from becoming Final.

8.	Miscellaneous Provisions

8.1       The Settling Parties: (a) acknowledge that it is their intent to consummate the terms and conditions of this Stipulation and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

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8.2       The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between the Stockholders, Dycom, and Dycom’s stockholders, on the one hand, and the Released Persons, on the other hand, arising out of, based upon, or related to, the Released Claims. The Settlement compromises claims that are contested and shall not be deemed an admission by any Settling Party or Released Person as to the merits of any claim, allegation, or defense. The District Court Approval Order shall contain a finding that during the course of the litigation, the parties and their respective counsel at all times complied with the requirements of Rule 11 of the Federal Rules of Civil Procedure and all other similar laws relating to the institution, prosecution, defense, or settlement of the Derivative Matters. No party or Related Party shall assert any claims for violation of Rule 11 of the Federal Rules of Civil Procedure or any similar laws relating to the institution, prosecution, defense, or settlement of the Derivative Matters. The Settling Parties agree that the Released Claims are being settled voluntarily after consultation with the experienced Mediator and legal counsel who were fully competent to assess the strengths and weaknesses of their respective clients’ claims or defenses.

8.4       The Settling Parties agree that any disputes between or amongst the parties related to the Settlement or any of its terms shall be presented to and be mediated, and, if necessary, finally decided and resolved by the Mediator on the terms and subject to the processes and procedures set forth by the Mediator.

8.5       Pending the Effective Date, the Settling Parties agree not to initiate any proceedings concerning the Released Claims other than those incident to the Settlement itself; provided, however, that Dycom and the Settling Defendants may seek to prevent or stay any other action or claims brought seeking to assert any Released Claims.

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8.6       Neither the Stipulation nor the Settlement, including any Exhibits attached hereto, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way as a concession, admission or evidence of the validity of any Released Claims, or of any fault, wrongdoing, or liability of the Released Persons or Dycom or (b) is or may be deemed to be or may be used as a presumption, admission, or evidence of, any liability, fault, or omission of any of the Released Persons or Dycom in any civil, criminal, administrative, or other proceeding in any court, administrative agency, tribunal, or other forum. Neither this Stipulation nor the Settlement shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement, and except that the Released Persons may file or use the Stipulation, the District Court Approval Order and/or the Judgment, in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, standing, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

8.7       All designations and agreements made and orders entered during the course of the Actions relating to the confidentiality of documents or information shall survive this Settlement.

8.8       All Exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

8.9       This Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.

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8.10       This Stipulation and the Exhibits attached hereto constitute the entire agreement among the Settling Parties and no representations, warranties, or inducements have been made to any Settling Party concerning the Stipulation and/or any of its Exhibits, other than the representations, warranties, and covenants contained and memorialized in such documents. The Stipulation supersedes and replaces any prior or contemporaneous writing, statement, or understanding pertaining to the Derivative Matters and no parole or other evidence may be offered to explain, construe, contradict, or clarify its terms, the intent of the Settling Parties or their counsel, or the circumstances under which the Stipulation was made or executed. It is understood by the Settling Parties that, except for matters expressly represented herein, the facts or law with respect to which this Stipulation is entered into may turn out to be other than or different from the facts now known to each party or believed by such party to be true; each party therefore expressly assumes the risk of facts or law turning out to be different, and agrees that this Stipulation shall be in all respects effective and not subject to termination by reason of any such different facts or law.

8.11       Except as otherwise provided herein, all parties, including all Settling Defendants, their counsel, Dycom and its counsel, and Stockholders and Stockholders’ Counsel, shall bear their own fees, costs, and expenses.

8.12       Counsel for the Settling Parties are expressly authorized by their respective clients to take all appropriate actions required or permitted to be taken pursuant to the Stipulation to effectuate its terms and conditions.

8.13       Plaintiffs represent and warrant they have not assigned or transferred, or attempted to assign or transfer, to any Person any Released Claim or any portion thereof or interest therein.

8.14       Each counsel or other Person executing this Stipulation or any of its Exhibits on behalf of any party hereto hereby warrants that such Person has the full authority to do so.

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8.15       Any failure by any party to this Stipulation to insist upon the strict performance by any other party of any of the provisions of the Stipulation shall not be deemed a waiver of any of the provisions, and such party, notwithstanding such failure, shall have the right thereafter to insist upon strict performance of all provisions of the Stipulation to be performed by such other party.

8.16       The Stipulation and Exhibits may be executed in one or more counterparts. A faxed or PDF signature shall be deemed an original signature for purposes of this Stipulation. All executed counterparts including facsimile and/or PDF counterparts shall be deemed to be one and the same instrument. A complete set of counterparts, either originally executed or copies thereof, shall be filed with the Court.

8.17       This Stipulation shall be binding upon, and inure to the benefit of, the Settling Parties and the Released Persons and their respective successors, assigns, heirs, spouses, marital communities, executors, administrators, trustees in bankruptcy, and legal representatives.

8.18       Without affecting the finality of the Judgment, entered in accordance with this Stipulation, the Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, the District Court Approval Order, and the Judgment, and the Settling Parties hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation, the District Court Approval Order, and the Judgment, and for matters arising out of, concerning, or relating thereto.

8.19       This Stipulation shall survive any Change of Control of the Company, regardless of the effect a change in control will otherwise have on the litigation, including on the Corporate Governance Reforms provided for herein, to the extent they remain applicable following a Change of Control. For purposes of this Paragraph, “Change of Control” means the sale of all or substantially all the assets of the Company; any merger, consolidation or acquisition of the Company with, by or into another corporation, entity or person; or any change in the ownership of more than fifty percent (50%) of the voting capital stock of the Company in one or more related transactions.

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8.19       This Stipulation and the Exhibits hereto shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the State of Florida, and the rights and obligations of the Settling Parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal substantive laws of the State of Florida without giving effect to Florida’s choice-of-law principles.

8.20 The headings herein are used for the purpose of convenience only and are not meant to have legal effect.

8.21       Nothing in this Stipulation, or the negotiations relating thereto, is intended to or shall be deemed to constitute a waiver of any applicable privilege or immunity, including, without limitation, the attorney-client privilege, the joint defense privilege, or work product protection.

8.22       Without further order of the Court, the parties may agree to reasonable extensions of time to carry out any of the provisions in this Stipulation.

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IN WITNESS THEREOF, the Settling Parties have caused the Stipulation to be executed, by themselves and/or by their duly authorized attorneys, dated May 21, 2021.

/s Thomas J. McKenna

Thomas J. McKenna

Gregory M. Egleston

GAINEY McKENNA & EGLESTON

501 Fifth Avenue, 19th Floor

New York, NY 10017

Telephone: (212) 983-1300

Facsimile: (212) 983-0383

Email: tjmckenna@gme-law.com

Email: gegleston@gme-law.com

Counsel for Plaintiff Sharon Nixon-Crenshaw

/s Matthew M. Houston

Matthew M. Houston

Benjamin I. Sachs-Michaels

GLANCY PRONGAY & MURRAY LLP

712 Fifth Avenue, 31st Floor

New York, New York 10019

Telephone: (212) 935-7400

Email: mhouston@glancylaw.com

Email: bsachsmichaels@glancylaw.com

Robert V. Prongay

Pavithra Rajesh

1925 Century Park East, Suite 2100

Los Angeles, California 90067

Telephone: (310) 201-9150

Email: rprongay@glancylaw.com

Email: prajesh@glancylaw.com

Counsel for Plaintiffs Terry White and Chris Perkins

/s Erik W. Luedeke

Erik W. Luedeke

Benny C. Goodman III

ROBBINS GELLER RUDMAN &

DOWD LLP

655 West Broadway

Suite 1900

San Diego, CA 92101

Telephone: (619) 231-1058

Email: eluedeke@rgrdlaw.com

/s Brett D. Stecker

Brett D. Stecker

SHUMAN, GLENN & STECKER

326 W. Lancaster Avenue

Ardmore, PA 19003

Telephone: (303) 861-3003

Email: brett@shumanlawfirm.com

Counsel for Stockholder City of Southfield General Employees’ Retirement System

/s Marc A. Rigrodsky

Seth D. Rigrodsky

Marc A. Rigrodsky

RIGRODSKY LAW, P.A.

300 Delaware Avenue, Suite 210

Wilmington, DE 19801

Telephone: (302) 295-5310

Facsimile: (302) 654-7530

Email: sdr@rl-legal.com

mar@rl-legal.com

/s Richard A. Maniskas

Richard A. Maniskas

RM LAW, P.C.

1055 Westlakes Drive, Suite 300

Berwyn, PA 19312

Telephone: (484) 324-6800

Facsimile: (484) 631-1305

Email: rmaniskas@rmclasslaw.com

Counsel for Stockholder Colleen Witmer

/s Shane P. Sanders

Shane P. Sanders

ROBBINS LLP

5040 Shoreham Place

San Diego, CA 92122

Telephone: (619) 525-3990

Facsimile: (619) 525-3991

Email: ssanders@robbinsllp.com

Counsel for Stockholder Mark Baker

/s Joanne M. O’Connor

JONES FOSTER P.A.

Scott G. Hawkins

Joanne M. O’ Connor

505 South Flagler Drive, Suite 1100

West Palm Beach, FL 33401

Telephone: (561) 659-3000

Facsimile: (561) 650-5300

Email: shawkins@jonesfoster.com

Email: joconnor@jonesfoster.com

SHEARMAN & STERLING LLP

Alan S. Goudiss

George Anhang

599 Lexington Avenue

New York, NY 10022

Telephone: (212) 848-4000

Facsimile: (212) 848-7179

Email: agoudiss@shearman.com

Counsel for Dycom Industries, Inc., Stephen C. Coley, Dwight B. Duke, Eitan Gertel, Anders Gustafsson, Patricia L. Higgins, Steven E. Nielson, Peter T. Pruitt, Jr., Richard K. Sykes, Laurie J. Thomsen, Charles B. Coe, and H. Andrew DeFerrari

EXHIBIT 1

DYCOM INDUSTRIES, INC.

AUDIT COMMITTEE CHARTER

(As adopted by the Board of Directors on _________, 2021)

The Board of Directors (the “Board”) of Dycom Industries, Inc. (the “Company”) has adopted and approved a Charter for its Audit Committee (the “Committee”), which is hereby set forth below:

Role and Independence

The Committee is established by the Board primarily for the purpose of overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company.

The Committee is responsible for assisting the Board’s oversight of (1) the quality and integrity of the Company’s financial statements and related disclosure, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the Company’s internal audit function and independent auditors. In addition, the Committee shall prepare the Audit Committee Report required by the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement and perform such other duties as assigned to it from time to time by the Board.

The Committee shall consist of at least three directors. The members of the Committee shall be appointed annually by the Board upon the recommendation of the Corporate Governance Committee. Each member of the Committee shall meet all applicable independence, financial literacy and other requirements of the New York Stock Exchange, the Commission and other applicable law. At least one member of the Committee must meet the applicable Commission definition of an “audit committee financial expert.” The Board shall appoint one member of the Committee as Chair. The members of the Committee may be removed or replaced, and any vacancies on the Committee shall be filled, by the Board upon the recommendation of the Corporate Governance Committee.

Meetings

The Chair of the Committee, in consultation with the Committee members, shall determine the schedule and frequency of the Committee meetings, provided that the Committee shall meet at least four times per year. A majority of the members of the Committee shall constitute a quorum for the transaction of business at any such meeting. Meetings of the Committee may be held in person or by conference call. In lieu of a meeting, the Committee may act by unanimous written consent. The Committee shall meet periodically alone with management, the General Counsel and internal audit. The Committee shall also periodically meet alone with the independent auditor to discuss issues and concerns warranting Committee attention. The Committee may request any officer or employee of the Company or the Company’s outside counsel to attend a meeting, or appropriate portion of a meeting, of the Committee or to meet with any members of, or consultants to, the Committee.

The Chair of the Committee shall develop and set the Committee’s agenda, in consultation with other members of the Committee, the Board and management. The agenda and information concerning the business to be conducted at each Committee meeting shall, to the extent practical, be communicated to the members of the Committee sufficiently in advance of each meeting to permit meaningful review.

The Committee shall report regularly to the entire Board, and shall submit to the Board the minutes of its meetings. The Committee shall conduct an annual performance self-evaluation in accordance with the criteria and processes established by the Company’s Corporate Governance Committee and shall report to the entire Board the results of the self-evaluation. The Committee shall review the Charter, including the Committee’s authority and duties set forth below, on an annual basis and recommend proposed changes, if any, to the Board. Following any amendments to the Charter, the Company shall promptly post the amended Charter in the “Corporate Governance—Governance Documents” section of the Company’s website.

Authority and Duties

Independent Auditor’s Qualifications and Independence

1.	The Committee shall be directly responsible for the appointment, retention, compensation and oversight of the work of the independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent auditor shall report directly to the Committee.
2.	The Committee shall have the sole authority to pre-approve any non-audit services to be provided by the independent auditor. The Committee may delegate pre-approval authority for non-audit services to the Chair of the Committee; however, his/her decisions must be presented to the full Committee at its next scheduled meeting. The Committee shall review with the lead audit partner whether any of the audit team members receive any discretionary compensation from the audit firm with respect to non-audit services procured by the independent auditor.
3.	The Committee shall obtain and review with the lead audit partner and a more senior representative of the independent auditor, annually or more frequently as the Committee considers appropriate, a report by the independent auditor describing: the independent auditor’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to independent audits carried out by the independent auditor, and any steps taken to deal with these issues; and in order to assess the independent auditor’s independence, all relationships between the independent auditor and the Company. The Committee shall assure the regular rotation of the lead audit partner.
4.	The Committee shall review the experience and qualifications of the senior members of the independent auditor team. The Company’s management will conduct a review of the performance of the senior members of the independent auditor team annually and report the results of that review to the Committee.
5.	The Committee shall pre-approve the hiring of any employee or former employee of the independent auditor who was a member of the Company’s audit team during the preceding three financial years. In addition, the Committee shall pre-approve the hiring of any employee or former employee of the independent auditor who has worked in any capacity for the independent auditor within the preceding two financial years for any senior position within the Company.
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Financial Statements and Related Disclosure

6.	The Committee shall review the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board whether the annual audited financial statements should be included in the Company’s Annual Report on Form 10-K before the filing of the Company’s reports with the Commission. In connection with such review, the Committee will consider seeking feedback from management’s disclosure committee on any relevant matters.
7.	The Committee or, upon delegation by the Committee, of this task to the Chair or the Chair’s designee, the Chair or the Chair’s designee shall review with management earnings press releases before they are issued. The Committee shall review generally with management the nature of the financial information and earnings guidance prior to public disclosure.
8.	The Committee shall review the risk disclosures in the Company’s periodic reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and other public disclosures, including the disclosures of the risks that relate to the Company’s compliance with all applicable laws and regulations. In the event that the Committee identifies new material risks related to the Company’s compliance with applicable laws and regulations that the Board has not previously considered, the Committee shall report such risks to the Board and, if appropriate, may make recommendations regarding proposals for mitigating any such new risks identified.
9.	~~8.~~ The Committee shall review with the independent auditor: (a) all critical accounting policies and practices to be used by the Company in preparing its financial statements,

(b) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of these alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (c) other material communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences. In addition, the Committee shall review with the independent auditor any audit problems or difficulties and management’s response.

10.	~~9.~~ The Committee shall establish policies and procedures for the review and approval of related person transactions under Item 404 of Regulation S-K, and for reviewing proposed transactions in accordance with such policies and procedures.
11.	~~10.~~ The Committee shall review with management on a quarterly basis, and any outside professionals that the Committee considers appropriate, the effectiveness of the Company’s disclosure controls and procedures, internal control over financial reporting and other financial and operation controls, including the Company’s policies, procedures and systems to assess, monitor and manage business risks, including compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002. In connection with such review, the Committee will consider receiving a report from management’s disclosure committee.
12.	~~11.~~ The Committee shall review with management, the independent auditor team and any other outside experts that the Committee considers appropriate, important trends and developments in financial reporting practices and requirements and their effect on the Company’s financial statements, and the Committee shall report any material findings in connection therewith to the Board.
13.	~~12.~~ The Committee shall review the proposed certifications by the Company’s principal executive officer and principal financial officer that are required to be filed as part of the Company’s periodic reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the compliance of those proposed certifications with the requirements of the Exchange Act.
14.	~~13.~~ The Committee shall review the Company’s principal executive officer’s and principal financial officer’s assessment of the effectiveness of the Company’s disclosure controls and procedures and management’s evaluation of the effectiveness of internal control over financial reporting and the independent auditor’s report on internal control over

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financial reporting, including compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002.

Performance of the Internal Audit Function and Independent Auditors

15.	~~14.~~ The Committee shall annually review the performance of the independent auditor, and, if in the Committee’s opinion it is warranted, recommend to the entire Board that the independent auditor’s lead audit partner or the independent auditor be changed.
16.	~~15.~~ The Committee shall review with management, internal audit and the independent auditor the scope, planning and staffing of the proposed audit for the current year. The Committee shall also review the internal audit function’s organization, responsibilities, plans, results, budget and staffing. In addition, management shall consult with the Committee on the appointment, replacement, reassignment or dismissal of the officer responsible for the internal audit function.
17.	~~16.~~ The Committee shall review with management, internal audit and the independent auditor the quality, adequacy and effectiveness of the Company’s internal controls, including information system controls and security, and any significant deficiencies or material weaknesses in internal controls.
18.	~~17.~~ The Committee shall review the Company’s policies with respect to risk assessment and risk management with management and internal audit and the steps management has taken to monitor and control such exposures.
19.	~~18.~~ The Committee shall review audit or audit-related reports to management prepared by the Internal Audit Department.

Compliance with Legal and Regulatory Requirements

20.	The Committee shall receive and review a quarterly report from the General Counsel related to material legal and regulatory matters.
21.	~~19.~~ The Committee shall review with management and any internal or external counsel that the Committee considers appropriate, any legal matters (including the status of pending litigation) that may have a material impact on the Company and any material reports or inquiries from regulatory or governmental agencies.
22.	~~20.~~ The Committee shall review with the General Counsel the adequacy and effectiveness of the Company’s procedures to ensure compliance with its legal and regulatory responsibilities. The Committee shall also review the legal and regulatory compliance function’s organization, responsibilities, plans, results, budget and staffing.
23.	~~21.~~ The Committee shall establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing matters or potential violations of law ~~and~~, (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters or potential violations of law~~.~~, (c) ensuring any such complaints or concerns are provided to the General Counsel (and to the Committee if such complaints or concerns relate to financial reporting matters) and (d) ensuring the General Counsel is kept apprised of the status of any investigation resulting from the foregoing, including its findings and results, in the event the General Counsel is not directly involved in such investigation.
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24.	~~22.~~ The Committee shall discuss with the Company’s General Counsel and internal audit the Company’s compliance with legal and regulatory requirements, and any material reports received from regulators or governmental agencies.

The foregoing list of duties is not exhaustive, and the Committee may, in addition, perform such other functions as may be necessary or appropriate for the performance of its oversight function. The Committee shall have the power to delegate its authority and duties to subcommittees or individual members of the Committee, as it deems appropriate. In discharging its oversight role, the Committee shall have full access to all Company books, records, facilities and personnel. The Committee may retain separate and independent counsel, auditors or other advisors, in its sole discretion. The Committee shall have the authority to approve the amount of compensation paid to any advisors employed by the Committee and any ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties, which, in each case, shall be at the Company’s expense.

Clarification of Audit Committee’s Role

The Committee’s responsibility is one of oversight. In carrying out its oversight role, the Committee and Board recognize that the Company’s management is responsible for (1) implementing and maintaining internal controls and disclosure controls, (2) the preparation, presentation and integrity of the Company’s financial statements, and (3) the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditor reports directly to the Committee and is responsible for auditing the Company’s annual financial statements and for reviewing the Company’s unaudited interim financial statements. The Committee also recognizes that the Company’s financial management, as well as the independent auditor and the Company’s internal auditors, have more knowledge and detailed information about the Company’s financial accounting practices and policies and the application of generally accepted accounting principles to the Company’s financial statements, than do the Committee members. Consequently, while carrying out its oversight responsibilities, the Committee is not serving as an auditor, and it is not the duty of the Committee to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Therefore, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditor’s work, and each member of the Committee shall be entitled to rely, to the fullest extent permitted by law, on the integrity of those persons and organizations within and outside the Company from whom he/she receives information, and the accuracy of the financial and other information provided to the Committee by such persons or organizations. For purposes of this Charter, the use of the word “review” shall be read in the context of the Committee’s oversight role and shall not imply obligations on the Committee which go beyond such responsibilities.

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